Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2017 (except as to the fifth paragraph of Note 1, as to which the date is October 16, 2017), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-220767) and related Prospectus of ForeScout Technologies, Inc., for the registration of shares of its common stock.

/s/ Ernst & Young LLP
San Francisco, California
October 16, 2017